Exhibit K

REPUBLIC OF THE PHILIPPINES

U.S. Dollar-Denominated Global Bonds due 2021

Reopened 6.375% Global Bonds due 2034

DEALER MANAGERS AGREEMENT

September 20, 2010

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

The Hongkong and Shanghai Banking Corporation Limited

Level 17, HSBC Main Building

1 Queen’s Road Central

Hong Kong

UBS AG

52/F Two International Finance Centre

8 Finance Street

Central, Hong Kong

Ladies and Gentlemen:

1. Invitation and Cash Offering. The Republic of the Philippines (the “Republic”) plans to make an invitation (the “Invitation”) to holders of its outstanding bonds listed in Section A (“Group A Bonds”) and Section B (“Group B Bonds”) of Schedule I hereto (collectively, the “Old Bonds”) to submit one or more offers to exchange (each, an “Exchange Offer”) (i) outstanding bonds of the series listed in Section A of Schedule I for newly issued U.S. dollar-denominated global bonds due 2021 (the “New 2021 Bonds”) or for reopened 6.375% U.S. dollar-denominated global bonds due 2034 (the “Reopened 2034 Bonds,” and together with the New 2021 Bonds, the “New Global Bonds”) and (ii) outstanding bonds of the series listed in Section B of Schedule I for Reopened 2034 Bonds, on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined in Section 9(a) hereof) and the Base Prospectus (as defined in Section 9(a) hereof).

In addition, the Republic may sell New 2021 Bonds, Reopened 2034 Bonds or both such bonds for cash to you as underwriters (the “Cash Offering” and, together with the Invitation, the “Global Bond Offering”) pursuant to separate underwriting agreements to be entered into among the Republic, you and any additional underwriters named therein. The New Global Bonds shall be issued pursuant to the terms of the Fiscal Agency Agreement (as defined in Section 9(i) below). Capitalized terms used but not otherwise defined in this Dealer Managers Agreement (this “Agreement”) shall have the meanings ascribed to them in the Prospectus Supplement, whether or not capitalized therein.

2. Appointment as Dealer Managers. The Republic hereby appoints Citigroup Global Markets Inc., The Hongkong and Shanghai Banking Corporation Limited and UBS AG as joint dealer managers (the “Dealer Managers”) in connection with this Agreement and the transactions contemplated herein. The Republic hereby authorizes you to act as such on its behalf, in accordance with this Agreement and the Invitation, including pursuant to your obligations as Dealer Managers set forth in this Section 2 and Section 5 hereof. Each Dealer Manager represents, warrants and agrees that it will perform those services in connection with the Exchange Offers that are customarily performed by investment banks acting in such roles in connection with similar transactions, including, but not limited to, soliciting Exchange Offers pursuant to the Invitation and communicating generally regarding the Invitation with brokers, dealers, commercial banks, trust companies and other persons, including the holders of the Old Bonds, and assisting in the distribution of the Offering Materials (as defined below).

3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies. You shall have no liability (in tort, contract or otherwise) to the Republic, or any other person asserting claims on behalf of or in right of the Republic, for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than yourselves) or any commercial bank or trust company that solicits Exchange Offers, and you shall have no liability (in tort, contract or otherwise) to the Republic, or any other person asserting claims on behalf of or in right of the Republic, for any losses, claims, damages or liabilities arising in connection with the Invitation, except for any such losses, claims, damages or liabilities incurred by the Republic, or any other person asserting claims on behalf of or in right of the Republic, that result from your own bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining Exchange Offers, you, as Dealer Managers, shall act as independent contractors and no Dealer, commercial bank, trust company or any other person is to be deemed to be acting as your agent or the agent of the Republic, and you, as Dealer Managers, are not to be deemed the agents of each other, the Republic, any Dealer, commercial bank or trust company or any other person.

4. The Offering Materials. (a) In connection with the Global Bond Offering and subject to applicable laws, the Republic authorizes each of you to print and distribute as necessary the Prospectus Supplement, the Base Prospectus, any press release and newspaper advertisements and news wires, any “issuer free writing prospectuses” (each, an “Issuer Free Writing Prospectus”), as defined in Rule 433 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and any other “free writing prospectuses,” as defined in Rule 405 under the Securities Act, if any, that the Republic and you expressly agree in writing to treat as such (each, an “Other Free Writing Prospectus” and together with any Issuer Free Writing Prospectuses, the “Free Writing Prospectuses”), in each case, relating to the Global Bond Offering (collectively, and including any amendments or supplements thereto provided by or on behalf of the Republic in accordance with this Agreement, the “Offering Materials”). In connection with the Global Bond Offering and subject to applicable laws, the Republic also authorizes each of you to print and distribute as necessary any free writing prospectus that is not (i) an Issuer Free Writing Prospectus or (ii) a Free Writing Prospectus containing “Issuer Information” as defined in Rule 433(h)(2) under the Securities Act. The Republic and you expressly agree that all Exchange Offers shall be submitted pursuant to the procedures described in the Prospectus Supplement. The Republic further agrees to furnish to each of you (in The City of New York) as many copies as you may reasonably request of the Prospectus Supplement and the Base Prospectus and shall cause to be mailed to each registered holder of any Old Bond upon its request therefor a reasonable number of copies of the Prospectus Supplement and the Base Prospectus. Thereafter, to the extent practicable until the Expiration Date, the Republic shall use its best efforts to cause copies of the Offering Materials to be mailed to each person who becomes a holder of record of any Old Bond upon its request therefor.

(b) The Republic shall not amend or supplement the Offering Materials, or prepare or approve any other offering materials (including, without limitation and for the avoidance of doubt, any Issuer Free Writing Prospectuses) for use in connection with the Global Bond Offering, without your consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external offering materials for use in connection with the Global Bond Offering without the Republic’s consent, which consent shall not be unreasonably withheld, except that no consent from the Republic shall be required for you to prepare or approve any free writing prospectus that is not (i) an Issuer Free Writing Prospectus or (ii) a Free Writing Prospectus containing “Issuer Information” as defined in Rule 433(h)(2) under the Securities Act. The Republic agrees that at a reasonable time prior to using any Offering Materials (whether preliminary or otherwise) or filing the same with the U.S. Securities and Exchange Commission (the “Commission”) or with any other Federal or other governmental agency, authority or instrumentality, domestic or foreign, the Republic will submit copies of such materials to you for your review and approval, which approval shall not be unreasonably withheld.

(c) The Republic shall advise you promptly of (i) the occurrence of any event which could cause the Republic to withdraw or terminate the Global Bond Offering or would cause the Republic to exercise any right not to exchange the Old Bonds tendered pursuant to the Invitation or not to issue any New Global Bonds, (ii) the occurrence of any event, or the discovery of any fact, which it believes would require amending or supplementing any Offering Materials then being used, (iii) the issuance to and receipt by the Republic of any communication, comment or order by the Commission or by the securities exchange commission or a regulatory authority of any jurisdiction in connection with the Global Bond Offering (and, if in writing, shall furnish you with a copy thereof), (iv) any litigation or administrative action about which it has notice and to which it is a party with respect to the Global Bond Offering and (v) any other information relating to the Global Bond Offering which you may from time to time reasonably request in the performance of your duties hereunder. You will promptly inform the Republic of any litigation or administrative or governmental action with respect to the Global Bond Offering of which you become aware.

(d) The Republic shall prepare one or more prospectus supplements in a form approved by you and file any such prospectus supplements pursuant to Rule 424(b) under the Securities Act, not later than the Commission’s close of business on the second business day following the earlier of the date of the determination of the offering price of the New Global Bonds and the date such prospectus is first used or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. The Republic shall advise you, promptly after it receives notice thereof, of (i) when the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus or any amendment or supplement to such Base Prospectus, Prospectus Supplement or Issuer Free Writing Prospectus shall have been filed with the Commission, (ii) when any amendment to the Registration Statement (as defined in Section 9(a) hereof) shall have become effective, (iii) any request (and, if in writing, will furnish you with a copy thereof) by the Commission for the amending or supplementing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus or any amendment or supplement to such Base Prospectus, Prospectus Supplement, Issuer Free Writing Prospectus or for additional information, (iv) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus or any amendment or supplement to such Base Prospectus, Prospectus Supplement, Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for such purpose, and (v) of the receipt by the Republic of any notification with respect to the suspension of the qualification of the New Global Bonds for offering or sale in any jurisdiction in the United States or any jurisdiction identified in Schedule II to this Agreement, or the initiation or threatening of any proceeding for any such purpose. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus or any amendment or supplement to such Base Prospectus, Prospectus Supplement or Issuer Free Writing Prospectus or suspending any such qualification, the Republic shall promptly use its best efforts to obtain the withdrawal of such order, and shall promptly from time to time prior to and following the Expiration Date take such action as you may reasonably request to qualify the Exchange Offers and the New Global Bonds for offering and sale under the securities laws of such jurisdictions as you may reasonably request, and to comply with such laws so as to permit the continuation of the Invitation and sales and dealings in the New Global Bonds in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the New Global Bonds; provided that in connection therewith the Republic shall not be required to file a general consent to service of process in any jurisdiction.

(e) The offers and solicitations of the Republic and your solicitations shall be made only in the United States and the jurisdictions identified in Schedule II to this Agreement, and shall be conducted (including, without limitation, with respect to the use and distribution of the Offering Materials) in compliance with the limitations and qualifications set forth in the document dated the date hereof captioned “Foreign Jurisdiction Investment Considerations.” No offers, distribution of the Offering Materials or solicitations shall be made in any other jurisdiction without your and the Republic’s prior written consent.

(f) The Republic agrees, if the delivery of a prospectus is required under the Securities Act or the laws of any jurisdiction identified in Schedule II to this Agreement at any time prior to the expiration of nine months after the time of issue of the Prospectus (as defined in Section 9(a) hereof) in connection with the offering, sale or exchange of the New Global Bonds, the Republic shall comply with the requirements of such laws so far as necessary to permit the continuance of sales or dealings in the New Global Bonds as contemplated herein and in the Prospectus. If at such time any event or condition shall have occurred or existed as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus (which amendment or supplement shall have not been disapproved by you) in order to comply with the Securities Act or the laws of any jurisdiction identified in Schedule II to this Agreement, the Republic shall notify you and upon your request prepare, file with the Commission and furnish, at its own expense, to each of you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or an Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance; and in case you are required under the Securities Act or the laws of any jurisdiction identified in Schedule II to this Agreement to deliver a prospectus in connection with sales of any of the New Global Bonds at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, the Republic shall prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

5. Participation by Dealer Managers. You and the Republic agree to the matters described in the Prospectus Supplement under the captions “Terms of the Global Bond Offering—Participation by the Dealer Managers.”

6. Compensation. The Republic agrees to pay you as compensation for your services as Dealer Managers an amount equal to 0.09% of the aggregate principal amount of New Global Bonds issued pursuant to the Invitation. Such fees shall be payable in U.S. dollars, in immediately available funds, on the date on which the Global Bond Offering settles (the “Settlement Date”), to an account or accounts in New York City designated by the Dealer Managers.

7. Expenses. The Republic and you covenant and agree with each other to pay or cause to be paid such fees and expenses to the extent and as set forth in Schedule III hereto.

8. Exchange and Settlement Agent; Securityholder Lists. (a) The Republic will appoint Bondholder Communications Group, LLC, to serve as exchange and settlement agent (the “Exchange and Settlement Agent”) in connection with the Invitation, pursuant to an exchange and settlement agent engagement letter (the “Exchange and Settlement Agent Engagement Letter”). You are authorized to communicate directly with the Exchange and Settlement Agent with respect to matters relating to the Invitation.

(b) The Republic shall furnish to you, to the extent available to the Republic, cards or lists or copies thereof showing the names and addresses of, and principal amount of each type of the Old Bonds held by, the registered holders of such Old Bonds as of the most practicable recent date, and shall instruct the Exchange and Settlement Agent to inform you in writing or other acceptable form of delivery of information related to Exchange Offers received pursuant to the Invitation and such other information as you may require in connection with your services hereunder. You agree to use such information only in connection with the Invitation and not to furnish such information to any other person except in connection with the Invitation.

9. Representations, Warranties and Covenants of the Republic. The Republic represents, warrants and covenants to you that:

(a) The Republic meets the requirements for use of Schedule B under the Securities Act and is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 (the “Release”). The Republic has filed with the Commission a registration statement on Schedule B (File No. 333-163671), filed with the Commission on December 21, 2009, covering the registration of debt securities and warrants, including the New Global Bonds (together, the “Debt Securities”), under the Securities Act; such registration statement and any post-effective amendments thereto have been declared effective by the Commission; no other document (other than any documents incorporated by reference therein and any of the Offering Materials) with respect to such registration statement has heretofore been filed with the Commission; and no stop order preventing or suspending the effectiveness of any such registration statement has been issued and no proceeding for this purpose has been initiated or threatened by the Commission. Such registration statement, as amended to the date hereof (including the prospectus constituting a part thereof, any prospectus supplement relating to the Debt Securities and all documents incorporated by reference thereto, as from time to time amended or supplemented by the filing of documents pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), meets the requirements set forth in the Release and Schedule B under the Securities Act. The various parts of such registration statement, including all exhibits thereto and any documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and any registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus relating to the Debt Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date hereof, is hereinafter called the “Base Prospectus”; the prospectus supplement dated September 20, 2010 relating to the Invitation filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the “Prospectus Supplement”; and the Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus.” Any reference to the Prospectus Supplement, the Base Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented shall be deemed to refer, as appropriate, to such Prospectus Supplement, Base Prospectus or Issuer Free Writing Prospectus as amended or supplemented in relation to the Invitation in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act; any reference herein to the Prospectus Supplement, the Base Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of such Prospectus Supplement, Base Prospectus or Issuer Free Writing Prospectus.

(b) No order preventing or suspending the use of the Base Prospectus has been issued by the Commission, and the Base Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Registration Statement, the Base Prospectus and the Prospectus Supplement, and any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus Supplement, comply or will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. None of the Registration Statement, as amended as of any such time, the Base Prospectus and the Prospectus Supplement, as amended or supplemented as of any such time, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Base Prospectus and the Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, and the statements made in the Registration Statement, the Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectuses, and any amendments or supplements thereto, within the coverage of Rule 175(b) under the Securities Act were made by the Republic with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use therein.

(d) The Offering Materials comply and will comply in all material respects with all applicable requirements of the U.S. federal securities laws and the laws of those jurisdictions set forth in Schedule II to this Agreement in which you are authorized to invite holders of Old Bonds to make Exchange Offers pursuant to this

Agreement, and the Offering Materials do not contain nor will they contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Offering Materials.

(e) The Time of Sale Information (as defined below) at the Time of Sale did not, and as of the Announcement Date will not, contain any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Republic makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any of the Dealer Managers furnished to the Republic by such Dealer Manager expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom. For the purposes hereof, “Time of Sale,” as that concept is interpreted under Rule 159 of the Securities Act, shall mean the time at which Exchange Offers submitted pursuant to the Invitation become irrevocable as specified by the Republic in the Prospectus Supplement; the “Time of Sale Information” shall mean the Prospectus and each Issuer Free Writing Prospectus taken as a whole used at or before the Time of Sale.

(f) No Issuer Free Writing Prospectus includes or will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by the Dealer Managers expressly for use therein.

(g) At the earliest time after the filing of the Registration Statement that the Republic or another offering participant made or makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Debt Securities, the Republic was not or will not be an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(h) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any other Offering Materials, there has not occurred any material adverse change, or any event that would be reasonably expected to result in a prospective material adverse change, in the financial, economic or political condition of the Republic, or in the ability of the Republic to perform its obligations under this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter or the New Global Bonds, other than as set forth in or contemplated in the Offering Materials.

(i) The Fiscal Agency Agreement dated as of October 4, 1999, as supplemented by Supplement No. 1 thereto dated February 26, 2004, Supplement No. 2 thereto dated January 11, 2006 and the supplement to be dated the settlement date, between the Republic and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as fiscal agent, payment agent, registrar and transfer agent (the “Fiscal Agency Agreement”), has been duly authorized, executed and delivered by the Republic and is a valid and binding agreement of the Republic, enforceable in accordance with its terms.

(j) The execution and delivery of this Agreement, the Exchange and Settlement Agent Engagement Letter, and all other documents to be executed and delivered by the Republic hereunder or thereunder, the making of the Invitation, and the performance of the terms of the New Global Bonds have been duly authorized by the Republic and have been or will be duly executed and delivered by the Republic, and this Agreement, and the Exchange and Settlement Agent Engagement Letter constitute or will constitute valid and binding obligations of the Republic, enforceable against the Republic in accordance with their respective terms.

(k) The New Global Bonds have been duly authorized and, when executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered by the Republic, will be entitled to the benefits of the Fiscal Agency Agreement and will be valid and binding obligations of the Republic, enforceable in accordance with their terms. The New Global Bonds will constitute direct, unconditional, unsecured and general obligations of the Republic and the full faith and credit of the Republic is pledged for the performance thereof. The New Global Bonds will rank pari passu in priority of payment with all other unsecured and unsubordinated External Indebtedness of the Republic. “Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed. “External Indebtedness” means Indebtedness that is denominated or payable by its terms in, or at the option of the holder thereof payable in, a currency or currencies other than the lawful currency of the Republic.

(l) The Fiscal Agency Agreement and the New Global Bonds conform or will conform in all material respects to the descriptions thereof contained in the Prospectus, and the statements made under the captions “Description of the Securities—Description of the Debt Securities” in the Base Prospectus and “Description of the New Global Bonds” in the Prospectus Supplement, insofar as such statements purport to summarize the terms of the New Global Bonds, constitute accurate and fair summaries in all material respects of such terms.

(m) Except as set forth in the Prospectus, the Republic is subject to civil and commercial law, to suit, and to execution and attachment and process in the nature thereof with respect to its obligations under this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter and the New Global Bonds. The waiver of immunity set forth in this Agreement, the Fiscal Agency Agreement and the New Global Bonds and described in the Prospectus is valid, binding and enforceable against the Republic.

(n) The Republic is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, or under any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Republic is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter and the New Global Bonds; the execution and delivery by the Republic of this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter and the making of the Invitation, the issuance and delivery of the New Global Bonds as contemplated in this Agreement, the performance or observance by the Republic of any of the terms of this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter and the New Global Bonds and the consummation of the transactions herein or therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any constitutional or treaty provisions, (ii) the Old Bonds or (iii) any convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, or under any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Republic is a party or by which the Republic is bound or to which any of the property or assets of the Republic is subject, which in the case of (iii) would reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to perform its obligations in connection with the Global Bond Offering.

(o) All necessary actions by or on behalf of the Republic have been taken to permit, and all necessary consents and approvals required under the laws of the Republic, including the approval in principle of the Monetary Board, have been duly obtained and are in full force and effect for, the due authorization, execution, delivery and performance by the Republic of this Agreement, the Fiscal Agency Agreement and the Exchange and Settlement Agent Engagement Letter, the making of the Invitation and the issuance and sale of the New Global Bonds as contemplated in this Agreement and the Fiscal Agency Agreement, except for the final approval of the Monetary Board, which shall be obtained prior to the Settlement Date.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Republic, threatened (i) to which the Republic is or may be a party or to which any property of the Republic is or may be subject, which, if determined adversely to the Republic, could individually or in the aggregate reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter or the New Global Bonds or (ii) against or affecting the Republic before any court or administrative agency in the Republic which challenges the validity or enforceability of this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter , the making of the Invitation or the New Global Bonds to be issued pursuant to the Invitation, or the transactions contemplated hereby or thereby.

(q) The Republic is a member of and eligible to use the general resources of the International Monetary Fund and the International Bank for Reconstruction and Development. Such organizations have not limited, pursuant to their Articles of Agreement or Rules and Regulations, the use by the Republic of the general resources of such organizations.

(r) The Republic is not in material default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding External Indebtedness and is not engaged in any discussions with any of its creditors with a view to rescheduling or restructuring any such External Indebtedness, other than in connection with the Invitation and discussions that are held in the ordinary course of business. The Republic has not, in respect of any of the Republic’s External Indebtedness, prepared, executed or filed any public instrument as provided in Article 2244(14) of the Civil Code of the Republic, or consented to or assisted in the preparation of filing of any such public instrument, that would therefore have priority over the New Global Bonds.

(s) This Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter are, and the New Global Bonds will be, as of the Settlement Date, in proper legal form under the laws of the Republic for enforcement thereof against the Republic; and to ensure the validity, enforceability or admissibility into evidence of this Agreement, the Exchange and Settlement Agent Engagement Letter, the Fiscal Agency Agreement and the New Global Bonds, it is not necessary that this Agreement, the Exchange and Settlement Agent Engagement Letter, the Fiscal Agency Agreement, the New Global Bonds or any other document to be furnished thereunder be filed or recorded with any court or other authority in the Republic, other than the submission of executed documents to the Bangko Sentral, or that any tax of the Republic or any political subdivision thereof be paid on or in respect of any such document.

(t) Under the laws of the Republic in effect as of the date hereof and the Announcement Date, payments made under the New Global Bonds will be free and clear of withholding taxes and all other taxes imposed by the Republic to the extent described in the Prospectus, and no capital gains, income or withholding taxes and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Dealer Managers or holders of the New Global Bonds to any governmental body in the United States or the Republic on or by virtue of the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement, the Exchange and Settlement Agent Engagement Letter or the New Global Bonds, in connection with the Invitation or in connection with the sale and delivery of the New Global Bonds as contemplated in this Agreement and the Fiscal Agency Agreement, other than income tax imposed by the United States or the Republic on the income of any Dealer Manager if its net income is otherwise subject to tax by such jurisdiction.

(u) Until the Settlement Date, the Republic will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by the Republic that are denominated in U.S. dollars and have the same approximate maturity as, and that are otherwise substantially similar to, the New Global Bonds; provided, however, that the foregoing clause shall not apply to private placements of securities issued or guaranteed by the Republic during such period. The Republic will cause the Old Bonds that are acquired by it pursuant to any Exchange Offer to be cancelled in accordance with their terms.

(v) During the period from the date of hereof through the date 30 days after the Settlement Date, the Republic and agencies of the Republic will not offer, sell, contract to sell, announce any offering of, or otherwise dispose of any New Global Bonds.

(w) The Republic (i) has applied to admit the New Global Bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the EuroMTF Market, the alternative market of the Luxembourg Stock Exchange (the “Stock Exchange”), and will use its best efforts to cause such listing and admission to trading to be approved on or prior to the Settlement Date; (ii) will deliver to the Stock Exchange copies of the Final Prospectus and to take such other steps as may be required for the purpose of obtaining such listing; and (iii) will use all reasonable efforts to obtain and maintain such listing for as long as any New Global Bonds are outstanding. If, however, the Republic is unable to do so, having used such reasonable efforts, or if the maintenance of such listing is unduly onerous, the Republic will instead use all reasonable efforts promptly to obtain and thereafter to maintain a listing for the New Global Bonds on such other stock exchange as it may (in consultation with the Dealer Managers) decide.

(x) The Republic will make generally available to its security holders in the United States and to the Dealer Managers as soon as practicable after the close of its first fiscal year beginning after the date of this Agreement, a statement in reasonable detail in the English language of its revenues and expenditures for such fiscal year which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(y) The description in the Prospectus and the Registration Statement of the constitution, laws, statutes and regulations of the Republic or any subdivision thereof are accurate and complete in all material respects and fairly present the information purported to be shown.

(z) It is not necessary under the laws of the Republic (i) to enable the Dealer Managers to enforce their respective rights under this Agreement or any other document to be furnished hereunder or to enable any holder of New Global Bonds to enforce its rights under the Fiscal Agency Agreement or the New Global Bonds or any other document to be furnished thereunder, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, that any Dealer Manager or any holder of New Global Bonds be licensed, qualified or entitled to carry out business in the Republic.

(aa) No holder of New Global Bonds will be deemed resident, domiciled, carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, consummation or enforcement of this Agreement or any other document to be furnished hereunder, nor shall the foregoing be applicable to any Dealer Manager solely by reason of the execution, delivery, consummation or enforcement of this Agreement.

10. Conditions. The Dealer Managers are entitled to withdraw as Dealer Managers in connection with the Invitation at any time if conditions set forth in this Section 10 are not met or waived, and the obligations of the Dealer Managers hereunder are at all times subject, in their discretion, to the following conditions:

(a) All representations and warranties and other statements of the Republic contained in this Agreement are, on the date hereof (the “Commencement Date”), and at all times during the Invitation and until the Settlement Date, true and correct in all material respects.

(b) The Republic at all times from the date hereof through the Settlement Date must have performed in all material respects all of its obligations hereunder theretofore required to have been performed.

(c) (i) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(d) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for the purpose thereof shall have been initiated or threatened by the Commission on or prior to the Settlement Date; and (iii) all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(d) On the Commencement Date and the Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, your United States counsel, must have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you. In rendering such opinion or opinions, Cleary Gottlieb Steen & Hamilton LLP may rely as to all matters of Philippine law upon the opinions referred to in paragraphs (e) and (f) of this Section 10.

(e) On the Commencement Date and the Settlement Date, Romulo, Mabanta, Buenaventura, Sayoc & de Los Angeles, your Philippine counsel, must have furnished to you such written opinion or opinions, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you. In rendering such opinion or opinions, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Cleary Gottlieb Steen & Hamilton LLP, referred to in paragraph (d) of this Section 10.

(f) On the Commencement Date and the Settlement Date, the Secretary of Philippine Department of Justice, Philippine counsel for the Republic, must have furnished to you a written opinion or opinions, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you. In rendering such opinion or opinions, such counsel may rely as to all matters related to United States Federal and New York law upon the opinion of Allen & Overy, referred to in paragraph (g) of this Section 10.

(g) On the Commencement Date and the Settlement Date, Allen & Overy, United States counsel for the Republic, must have furnished to you their written opinion or opinions, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you. In rendering such opinion or opinions, such counsel may rely as to all matters of Philippine law upon the opinion of the Secretary of Philippine Department of Justice, referred to in paragraph (f) of this Section 10.

(h) On the Commencement Date and the Settlement Date, the Republic must have furnished to you a certificate in English, dated the respective date of delivery thereof, signed by the Secretary of Finance of the Republic, to the effect set forth in Section 10(c)(ii) and Section 10(k) (with respect to the certificate delivered on the Settlement Date) and to the effect that the representations and warranties of the Republic contained in this Agreement are true and correct in all material respects as of the respective date of such certificate and that the Republic has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder in all material respects on or before the respective date of such certificate.

(i) Since the respective dates as of which information is given in the Prospectus or any other Offering Materials, on the Commencement Date and on or prior to the Settlement Date, there shall not have been any change, or any development involving a prospective change, in or affecting the financial, economic or political condition of the Republic, other than as set forth in the Prospectus, the effect of which, in any such case, is in your judgment material and adverse such as to make it impracticable to effect the Invitation, the acquisition of the Old Bonds or the delivery of New Global Bonds on the terms and in the manner contemplated by the Prospectus.

(j) Subsequent to the Commencement Date and on or prior to the Settlement Date, none of the following must have occurred, if the effect of any such event, singly or together with any other such event, in your judgment makes it impracticable to effect the Invitation, the acquisition of the Old Bonds or the delivery of the New Global Bonds on the terms and in the manner contemplated by the Prospectus, or would materially and adversely affect the market for the New Global Bonds: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (ii) a suspension or material limitation in trading in any securities of the Republic on any international exchange or over-the-counter market; (iii) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively; (iv) the outbreak or escalation of hostilities involving the United States or the Republic or the declaration by the United States or the Republic of a national emergency or war; or (v) the occurrence of any calamity or crisis or any material adverse change in international financial markets or the existing financial, political or economic conditions in the United States, the Republic or elsewhere.

(k) Subsequent to the Commencement Date and on or prior to the Settlement Date, there has not occurred any downgrading, and no notice has been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Republic or any of the Republic’s securities or securities guaranteed by the Republic or in the rating outlook for the Republic by any nationally recognized statistical rating organization.

(l) On or prior to the Settlement Date, the Republic must have furnished to you such further information, opinions, certificates, letters and documents as you may reasonably request.

11. Indemnification. (a) The Republic shall indemnify and hold you and each person, if any, who controls any Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless against (and, if applicable, reimburse you for):

(i) any and all losses, claims, damages, liabilities and reasonable expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) in respect thereof (1) which are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Prospectus (as amended or supplemented if the Republic shall have furnished any amendments or supplements thereto), the Offering Materials or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which is caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Dealer Manager furnished to the Republic in writing by such Dealer Manager expressly for use therein; and

(ii) any other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) that otherwise arises out of or is based upon or asserted against such Dealer Manager in connection with its acting as Dealer Manager in connection with the Invitation, or rendering any financial advisory services to the Republic in connection with the Invitation, except to the extent that any such loss, damage, expense, liability or claim (or action in respect thereof) results from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement.

The Republic acknowledges that, except as otherwise provided herein, no Dealer Manager, nor any of its affiliates, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of such Dealer Manager or any of its affiliates, shall have any liability, in tort or contract or otherwise, to the Republic, or any person asserting a claim on behalf of or in the right of the Republic, for or in connection with any matter referred to in this Agreement except to the extent that any such loss, damage, expense, liability or claim incurred by the Republic results from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement.

(b) Each Dealer Manager shall, severally and not jointly, indemnify and hold harmless the Republic and its officials who sign the Registration Statement and each person, if any, who controls the Republic within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Republic to such Dealer Manager, but only with reference to information relating to such Dealer Manager furnished to the Republic in writing by such Dealer Manager expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceedings, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 11(a), and by the Republic, in the case of parties indemnified pursuant to Section 11(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of this proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other from the Invitation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Republic on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of the Republic on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds of the New Global Bonds issued by the Republic pursuant to the Invitation bears to the maximum aggregate fee paid to you pursuant to Section 6 of this Agreement as a result of the Invitation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic on the one hand or you on the other and the Republic’s or your relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Republic and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection (d) to contribute are several in proportion to your respective obligations hereunder and not joint.

(e) The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

12. Termination and Survival of Certain Provisions. (a) This Agreement may be terminated (i) by you, if after the execution and delivery of this Agreement and prior to the Settlement Date there has been (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (2) a suspension or material limitation in trading in any securities of the Republic on any international exchange or over-the-counter market; (3) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively; (4) the outbreak or escalation of hostilities involving the United States or the Republic or the declaration by the United States or the Republic of a national emergency or war; or (5) the occurrence of any calamity or crisis or any material adverse change in international financial markets or the existing financial, political or economic conditions in the United States, the Republic or elsewhere, and in the case of any of the events specified in clauses 12(a)(i)(1) through 12(a)(i)(5), inclusive, such event, singly or together with any other such event, makes it, in the judgment of the Dealer Managers, impractical to effect the Invitation, the acquisition of the Old Bonds or the delivery of the New Global Bonds on the terms and in the manner contemplated in the Prospectus, (ii) by you, (1) upon the withdrawal by you as Dealer Managers under the terms hereof or (2) if the Republic determines to terminate or withdraw the Invitation prior to consummation thereof, or (iii) by the Republic, if it determines to terminate or withdraw the Invitation prior to consummation thereof.

(b) The indemnity and contribution agreements contained in Section 11, the expense reimbursement agreements contained in Section 7, the governing law provision contained in Section 19, the consent to jurisdiction and waiver of sovereign immunity contained in Section 13, and the representations and warranties of the Republic set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Invitation or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) the completion of your services hereunder.

13. Consent to Jurisdiction; Appointment of Agent for Service of Process. (a) The Republic irrevocably submits to the jurisdiction of any federal court in the Southern District of New York, any state court in the Borough of Manhattan, The City of New York, or any competent court in the Republic (the “Specified Courts”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement (a “Related Proceeding”). The Republic waives, to the fullest extent permitted under applicable law, any objection to Related Proceedings in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum. The Republic agrees that a final non-appealable judgment in any such Related Proceedings (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts in the jurisdiction of which the Republic is or may be subject (the “Other Courts”) by a suit upon such judgment.

(b) To the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from suit, set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in such jurisdiction there shall be attributed such an immunity, the Republic irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Dealer Managers to enforce or execute a Related Judgment. The waiver of immunities referred to herein constitutes only a limited and specific waiver for the purpose of this Agreement and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to this Agreement. The Republic does not waive such immunity in respect of its (i) properties and assets which are used by a diplomatic or consular mission of the Republic (except as may be necessary to effect service or process), (ii) property and assets of military character and under the control of military authority or defense agency or (iii) property located in the Republic and dedicated to a public or governmental use (as distinguished from patrimonial property or property dedicated to a commercial use). In addition, the Republic has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws.

(c) The Republic has appointed the Philippine Consul General in New York, New York, as its authorized agent (the “Authorized Agent”) at 556 Fifth Avenue, New York, New York 10036, upon whom process may be served in any action arising out of or based on this Agreement, which may be instituted in any Specified Courts by any Dealer Manager. Such appointment will be irrevocable unless and until all amounts in respect of the New Global Bonds have been paid by the Republic to the Fiscal Agent or unless and until the Republic shall have appointed a successor as authorized agent and such successor shall have accepted such appointment. The Republic agrees that it will at all times maintain an authorized agent to receive such service, as provided above. The failure of the Authorized Agent to give the Republic notice of the service of process shall not affect the validity of any proceeding based on that process or any judgment obtained pursuant to it. The Republic will take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 13, or at such other address in the Borough of Manhattan, The City of New York, as may be the office of the Authorized Agent at the time of such service, shall be deemed in every respect, effective service of process upon the Republic. Upon receipt of such service of process, the Authorized Agent shall advise the Republic promptly by facsimile of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.

The Philippine Consul General in New York, New York, however, is not the agent for service of process for actions arising out of or based on the United States federal or state securities laws, and the Republic’s waiver of immunity does not extend to such actions. Because the Republic has not waived its sovereign immunity in connection with any action relating to such claims, it will only be possible to obtain a United States judgment against the Republic based on such laws if a court were to determine that the Republic is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions.

(d) In view of such waiver of immunity, the Republic would be subject to suit in competent courts in the Republic. Judgments obtained against the Republic in any foreign court in respect of any sum payable by it under this Agreement would be recognized and enforced by the courts of the Republic in an action brought to enforce such judgment without re-examination of the issues in dispute so long as (i) such judgment was not obtained by collusion or fraud, (ii) the foreign court rendering such judgment had jurisdiction over the case, (iii) the Republic had proper notice of the proceedings before the foreign court and (iv) such judgment was not based upon a clear mistake of law or fact.

14. Currency. The payment of any amount due hereunder in U.S. dollars or any other currency (the “Relevant Currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Republic in respect of any amount due under this Agreement must, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Republic shall pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall. Any obligation of the Republic not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

15. Severability. If any provision hereof is determined to be invalid, illegal or unenforceable in any respect, such determination will not affect any other provision hereof, which will remain in full force and effect so long as the economic or legal substance of the Invitation and the agreements contained herein are not affected in any manner adverse to any party.

16. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure solely to the benefit of and be binding upon the Republic, you and the other indemnified parties, and each of your and their respective successors and assigns, and no other person or entity shall acquire or have any right under or by virtue of this Agreement.

18. Time of Essence. Time is of the essence of this Agreement. As used in this Agreement, the term “business day” means any day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

19. Governing Law. This Agreement is governed by and must be interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

20. Cash Offering; Entire Agreement. If the Republic determines to issue any New Global Bonds pursuant to the Cash Offering and the Republic and you successfully negotiate a principal amount to be issued pursuant thereto, the Republic and you will enter into one or more underwriting agreements (the “Underwriting Agreements”) with respect thereto. This Agreement and, if executed, the Underwriting Agreements, among the Dealer Managers and the Republic constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

21. Notices. All notices and other communications required or permitted to be given under this Agreement must be in writing and shall be deemed to have been duly given if delivered personally or sent by reputable international courier (postage prepaid) or facsimile transmission (with transmission confirmed), to the parties hereto as follows:

(a)If to you:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
United States of America
Attn: General Counsel
Telephone: 1-212-816-6000
Facsimile: 1-212-816-7912

The Hongkong and Shanghai Banking Corporation Limited Level 17, HSBC Main Building
1 Queen’s Road Central
Hong Kong
Attn: Transaction Management
Telephone: 852-2822-2878
Facsimile: 852-2530-1538

UBS AG
52/F Two International Finance Centre
8 Finance Street
Central, Hong Kong
Attn: Global Capital Markets
Telephone: 852-2971-8888
Facsimile: 852-2971-8848

(b)If to the Republic:

Department of Finance
Office of the Secretary
Department of Finance Building
BSP Complex, Manila
The Republic of the Philippines
Attn: Secretary of International Finance
Telephone: 632-523-9911
Facsimile: 632-526-9990

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

THE REPUBLIC OF THE PHILIPPINES

By:
Name:
Title:

Accepted as of the date first set forth above:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:
Name:
Title:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

Schedule I

List of Old Bonds

(all denominated in U.S. dollars)

Section A

Series	ISIN	Maturity Date	Outstanding Principal
8.375% Bonds due 2011	US718286AV96	February 15, 2011	US$1,484,215,000
9.000% Bonds due 2013	US718286AT41	February 15, 2013	US $948,383,000
8.250% Bonds due 2014	US718286AU14	January 15, 2014	US $1,601,622,000
8.875% Bonds due 2015	US718286AW79	March 17, 2015	US $976,414,000
8.000% Bonds due 2016	US718286BA41	January 15, 2016	US $1,300,000,000
8.750% Bonds due 2016	US718286AC16(1) USY6972CAJ63(2)	October 7, 2016	US $629,703,000
9.375% Bonds due 2017	US718286AQ02	January 18, 2017	US $822,381,000

(1)	Restricted global bonds.
(2)	Regulation S global bonds.

Section B

Series	ISIN	Maturity Date	Outstanding Principal
9.875% Bonds due 2019	US718286AK32	January 15, 2019	US$962,468,000
8.375% Bonds due 2019	US718286BE62	June 17, 2019	US$1,500,000,000
7.500% Bonds due 2024	US718286BC07	September 25, 2024	US$774,204,000
9.500% Bonds due 2024	US718286AL15	October 21, 2024	US$480,406,000
10.625% Bonds due 2025	US718286AP29	March 16, 2025	US$1,854,744,000
9.500% Bonds due 2030	US718286AY36	February 2, 2030	US$2,000,000,000
7.750% Bonds due 2031	US718286BB24	January 14, 2031	US$2,384,506,000

I-1

Schedule II

List of Jurisdictions

(Pursuant to Section 4(e) of this Agreement)

Austria

Belgium

Denmark

France

Germany

Hong Kong

Luxembourg

Monaco

Netherlands

Philippines

Singapore

Switzerland

United Kingdom

United States of America

II-1

Schedule III

Expense Allocation

(Pursuant to Section 7 of this Agreement)

	Category of Expense	Dealer Managers’ Share	Republic’s Share
1	Fees, expenses and disbursements of the Dealer Managers’ counsel (a)	100%	—
2	Fees, expenses and disbursements of the Republic’s counsel (b)	—	100%
3	Fiscal Agency costs	100%	—
4	Fees and expenses of the Exchange and Settlement Agent	100%	—
5	Fees and expenses relating to the filing of any new registration statement for registering additional securities pursuant to Section 462(b) of the Securities Act and FINRA filing fees	—	100%
6	Other filing and listing fees (other than as set forth in paragraph 6)	100%	—
7	Fees and expenses relating to the preparation of the Foreign Jurisdiction Investment Considerations memo and related annexes	—	100%
8	Fees of credit rating agencies	—	100%
9	All printing and mailing costs	100%	—

(a)	Includes fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, as the Dealer Managers’ United States counsel, and any other United States or foreign counsel retained by the Dealer Managers in connection with the Invitation.
(b)	Includes fees and disbursements of Allen & Overy as the Republic’s United States counsel, and any other United States or foreign counsel retained by the Republic in connection with the Invitation.

III-1